                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                C-COR.net Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------


          (2) Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

          (5) Total fee paid:

          ---------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          ---------------------------------------------------------------------


          (2) Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------


          (3) Filing Party:

          ---------------------------------------------------------------------


          (4) Date Filed:

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Notes:

                                [C-Cor.net Logo]
                                C-COR.net Corp.
                                60 Decibel Road
                          State College, PA 16801 USA
                           814-238-2461/800-233-2267

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                October 17, 2000

                               ----------------

TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of C-COR.net Corp. will be held at the offices of the Company,60 Decibel Road, State College, Pennsylvania, on October 17, 2000, at 9:00 a.m. for the following purposes:

  1. To elect three Directors to serve terms of three years and until their respective successors are elected and qualified.

  2. To approve the amended and restated C-COR.net Corp. Incentive Plan.

  3. To transact such other business as may properly come before the Annual Meeting.

   The Board of Directors has fixed September 8, 2000 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on September 8, 2000, will be entitled to notice of and to vote at the Annual Meeting and any adjournments.

   Please complete, date and sign the enclosed proxy and return it promptly, or if you prefer, you may use the Company's Internet voting procedures or cast your vote via telephone. If you attend the Annual Meeting, you may vote in person.

                                                  /s/ William T. Hanelly
                                                    WILLIAM T. HANELLY
                                             Vice President-Finance, Secretary
                                                       and Treasurer
September 13, 2000

                                [C-Cor.net Logo]
                                C-COR.net Corp.
                                60 Decibel Road
                          State College, PA 16801 USA
                           814-238-2461/800-233-2267

                               ----------------

                                PROXY STATEMENT
                                      FOR
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 17, 2000

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of C-COR.net Corp., a Pennsylvania corporation (the "Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held on October 17, 2000 (the "Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are being mailed or given to shareholders of the Company on or about September 15, 2000.

   Your shares may be voted at the Meeting only if you are present in person or represented by proxy. Shareholders have a choice of voting (a) by completing a proxy/voting instruction card and mailing it in the postage paid envelope provided, (b) over the Internet, or (c) by telephone using a toll-free number.

   Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving notice of such revocation to the Secretary of the Company, by timely delivery of a properly executed later dated proxy (including an Internet or telephone vote), or by appearing at the Meeting and voting in person. The method by which you vote will in no way limit your right to vote at the Meeting if you later decide to attend in person.

   When your proxy card is returned properly signed, the shares represented by your proxy will be voted in accordance with your instructions. The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the Notice of the Annual Meeting of Shareholders. With respect to other matters which may properly come before the Meeting, the persons named in the accompanying proxy will vote in their discretion.

                            SOLICITATION OF PROXIES

   The cost of preparing and mailing the Notice of Annual Meeting, this Proxy Statement and form of proxy will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, Directors and other employees of the Company by telephone or personal solicitation. No additional compensation will be paid to such individuals. The Company may pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners. The Company may also hire and pay a professional proxy solicitor.

                            QUORUM AND VOTING RIGHTS

   Only shareholders of record at the close of business on September 8, 2000 will be entitled to vote at the Meeting. On the record date, there were 34,042,388 shares of the Company's Common Stock, $.05 par value per share (the "Common Stock"), outstanding, each share being entitled to one vote.

   Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees for Director ("Proposal No. 1") and "FOR" approving the amended and restated Incentive Plan ("Proposal No. 2").

   Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of Directors will be determined by a plurality vote and the three nominees receiving the most "FOR" votes for terms of three years will be elected. Approval of Proposal No. 2 and any other matters brought before the Meeting, other than the election of Directors, will require the favorable vote of a majority of the shares of Common Stock cast on the proposal by shareholders entitled to vote thereon at the Meeting. The Company is not aware of any matter, other than as referred to in this Proxy Statement, to be presented at the Meeting.

   The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. "Broker non-votes," or proxies submitted by brokers that do not indicate a vote for some or all of the proposals (because they do not have discretionary voting authority and have not received instructions as how to vote on those proposals), will not be counted in determining the presence of a quorum and will not be voted.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   Three Directors are to be elected to hold office for terms of three years and until their successors shall have been elected and qualified. The Board of Directors consists of nine director seats. Currently, there are eight Directors and one vacancy. There is no nominee designated to fill the vacancy. Five of the current Directors are continuing members of the Board of Directors. The shares represented by the proxy will be voted for the nominees whose names appear herein, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The persons designated as proxies reserve full discretion to cast votes for another person in the event that any nominee is unable to serve.

   The three nominees for election as Directors for terms expiring in 2003 receiving the highest number of votes cast by shareholders entitled to vote thereon, will be elected to serve on the Board of Directors. All of the nominees have indicated that they are willing to stand for election, and are willing to serve, if elected. If any of them should decline to serve or become unavailable, an event that the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominees as may be designated by the Board of Directors unless the Board of Directors reduces the number of Directors accordingly.

   The following table sets forth information as to nominees for Directors of the Company, as well as information as to the Directors of the Company who will continue to serve after the Meeting. The offices referred to in the table are offices of the Company, unless otherwise indicated.

                    INFORMATION REGARDING DIRECTOR NOMINEES

                                             Principal Occupations
                                              and Business During     Year First
                                              Last Five Years and      Became a
              Nominee and Age                Current Directorships     Director
              ---------------                ---------------------    ----------
 To be elected for terms expiring in 2003:


 Donald M. Cook, Jr., 69.................. Retired; formerly,            1988
                                           President and Chief
                                           Operating Officer,
                                           SEMCOR, Inc., a company
                                           providing systems
                                           engineering and
                                           management services,
                                           from May 1990 to January
                                           1996.

 Michael J. Farrell, 50................... President--Farrell &          1999
                                           Co., an investment
                                           banking firm
                                           specializing in
                                           investing in and
                                           organizing mergers
                                           involving manufacturing
                                           companies since 1982;
                                           President and CEO--MK
                                           Rail Company from 1995
                                           to 1996; Chairman of the
                                           Board--Farrell & Co.;
                                           Director--Freedom Forge;
                                           Federated Investors,
                                           Inc.; American Alloys
                                           and Pittsburgh Flatroll
                                           Company; Board of
                                           Visitors--Pennsylvania
                                           State University Smeal
                                           College of Business
                                           Administration.

 Christine Jack Toretti, 43............... Chairman and Chief             N/A
                                           Executive Officer, S.W.
                                           Jack Drilling Company, a
                                           land based natural gas
                                           drilling company, since
                                           April 1999, President
                                           and Chief Executive
                                           Officer from March 1990
                                           to April 1999;
                                           President, The Jack
                                           Company since August
                                           1989; Managing Partner,
                                           C&N Company and C&N
                                           Company No. 2,
                                           partnerships that invest
                                           in gas well production,
                                           since February 1971;
                                           Director--S&T Bancorp
                                           and The Lockhart
                                           Company.

                                     Principal Occupations and
                                          Business During            Year First
                                    Last Five Years and Current       Became a
         Nominee and Age                   Directorships              Director
         ---------------            ---------------------------      ----------
 Continuing Members of the Board of Directors--terms expiring in 2002:


 David A. Woodle, 44............ Chairman elect; President and          1998
                                 Chief Executive Officer since
                                 July 20, 1998; General Manager
                                 Strategic Systems of Raytheon
                                 Systems Company, a company
                                 providing computer systems
                                 integration services to
                                 government and commercial
                                 customers, from January 1998 to
                                 July 1998; Vice President and
                                 General Manager, Raytheon E-
                                 Systems, HRB Systems from June
                                 1996 to January 1998; VP,
                                 Strategic Programs and TMS,
                                 Raytheon E-Systems, HRB Systems
                                 from October 1990 to June 1996.

 I. N. Rendall Harper, Jr., 62.. President, Chief Executive             1982
                                 Officer and Treasurer, American
                                 Micrographics Company, Inc., a
                                 computer graphics company, since
                                 1977. Partner, Keystone Minority
                                 Capital Fund. Director Duquesne
                                 University and Three Rivers Bank.

 Dr. Frank Rusinko, Jr., 69..... Senior Scientist and Director,         1990
                                 Consortium for Premium Carbon
                                 Products from Coal, since June
                                 1998, and Senior Scientist and
                                 Director, Carbon Research Center,
                                 since August 1991, College of
                                 Earth and Mineral Sciences, The
                                 Pennsylvania State University.
                                 Chairman, Transor Filter, U.S.A.,
                                 a supplier of EDM filtration
                                 systems, since August 1991.

 Continuing Members of the Board of Directors--terms expiring in 2001:

 Dr. James J. Tietjen, 67....... Dean, School of Technology             1987
                                 Management, The Stevens Institute
                                 of Technology, since July 1996;
                                 Head of Department of Management
                                 and Engineering Management, The
                                 Stevens Institute of Technology,
                                 from August 1994 to July 1996.

 John J. Omlor, 65.............. President and Chief Executive          1989
                                 Officer, John J. Omlor
                                 Associates, Ltd., a general
                                 business consulting firm, since
                                 1981; Executive Vice President
                                 and Chief Financial Officer,
                                 Paper Manufacturers Co., a
                                 manufacturer of office
                                 consumables, from September 1987
                                 to September 1997. Director,
                                 Paper Manufacturers Co., FCG,
                                 Inc. and PBTI International.
                                 Mr. Omlor also serves on the
                                 Board of Directors of Fortress
                                 Technologies as a representative
                                 of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES PRESENTED.

                                 PROPOSAL NO. 2
            APPROVAL OF AMENDMENT TO C-COR.NET CORP. INCENTIVE PLAN

   The C-COR.net Incentive Plan (the "Incentive Plan") was unanimously approved by the Board of Directors on April 29, 1998 as a successor to the 1988 Stock Option Plan and the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan. On August 15, 2000, the Board of Directors unanimously approved certain amendments to and restated the Company's Incentive Plan. The purposes of the amendments are (i) to permit the granting of Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code (the "Code")), (ii) to increase from 2,000,000 to 5,000,000 the maximum aggregate number of shares of Common Stock which may be issued under the Incentive Plan, (iii) to increase from 100,000 to 750,000 shares the maximum number of shares of the Company's Common Stock for which a participant may be granted Stock Options during a calendar year, (iv) to increase from $100,000 to $4,000,000 the maximum value of Performance Unit awards that may be granted to any participant during any calendar year, (v) to provide for full vesting and payment of Common Stock or cash covered by outstanding Performance Share awards and Performance Unit awards in the event of a Change in Control, and (vi) to make certain other changes in the terms and conditions of awards under the Incentive Plan, including to permit the Board to grant Stock Options with special terms and conditions intended to maximize the tax efficiency of such Stock Options granted to Company employees whose residency, citizenship or place of work subject them to taxation by a country other than the United States.

   Proposal No. 2 seeks shareholder approval of the Incentive Plan as amended and restated by the Board on August 15, 2000 (the "Amended Incentive Plan"). If Proposal No. 2 is approved, the entire Amended Incentive Plan will be deemed effective as of August 15, 2000. If Proposal No. 2 is not approved, then (i) the amendment described above that permits the granting of Incentive Stock Options will not become effective since this amendment requires shareholder approval under the Code and (ii) the Company will not be able to deduct compensation in excess of $1,000,000 for any executive officer since shareholder approval is required under Section 162(m) of the Code in order to qualify for an exemption from the $1,000,000 deduction limit. All other amendments will be deemed effective as of August 15, 2000, however, since they do not require shareholder approval if no Incentive Stock Options will be issued under the Amended Incentive Plan.

   The following summary describes the material features of the Amended Incentive Plan.

Term and Purpose.

   The Incentive Plan became effective October 1, 1998. No awards may be granted under the Amended Incentive Plan after April 29, 2008, but awards granted prior to such date may extend beyond that date. The purpose of the Amended Incentive Plan is to enable the Company to offer certain of its officers, key employees and Directors equity interests in the Company and other incentive awards, including performance-based stock incentives, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

Administration.

   The Amended Incentive Plan will be administered and interpreted by the Board; provided, however, that the Board may delegate this responsibility to a committee comprised of two or more members of the Board. The Amended Incentive Plan provides for the grant of Stock Options, Restricted Stock, Performance Shares and Performance Units. The Board has the authority to select the eligible persons to whom awards under the Amended Incentive Plan may from time to time be granted; to determine whether and to what extent awards are to be granted under the Amended Incentive Plan to one or more eligible persons; to determine whether Stock Options are to be Incentive Stock Options or Non-Qualified Stock Options; to determine the number of shares of Common Stock to be covered by each such award granted; to determine the terms and conditions, not inconsistent with the terms of the Amended Incentive Plan, of any award granted under the Amended Incentive Plan, including the option or purchase price, any restriction or limitation on the award or the underlying shares of Common Stock, any vesting schedule or acceleration provisions, and any forfeiture provisions. Subject to the terms of the Amended Incentive Plan, the Board has the authority to administer and interpret the Amended Incentive Plan and to prescribe rules, guidelines and practices for administration of the Amended Incentive Plan. Any decision, interpretation or other action made or taken in good faith by the Board shall be final, binding and conclusive.

Shares Available.

   The maximum number of shares of Common Stock that may be issued under the Amended Incentive Plan is 5,000,000 shares (formerly 2,000,000 shares), plus an additional number of shares equal to the number of options that remain available for grant under the Company's 1988 Stock Option Plan and 1989 Non-Employee Directors' Non-Qualified Stock Option Plan on August 15, 2000. The shares issuable under the Amended Incentive Plan may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any option granted under the Amended Incentive Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Amended Incentive Plan. Further, if any shares of Restricted Stock are forfeited or any award of Performance Shares terminates without the delivery of such shares, the shares subject to such award, to the extent of such forfeiture or termination, will again be available for the purposes of the Amended Incentive Plan.

   In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, a substitution or adjustment will be made in the maximum aggregate number of shares that may be issued under the Amended Incentive Plan and with respect to which Stock Options or Performance Shares may be granted under the Amended Incentive Plan to any individual during any calendar year. A substitution or adjustment also will be made in the number and option price of shares subject to outstanding Stock Options granted under the Amended Incentive Plan and in the number of shares subject to other outstanding awards granted under the Amended Incentive Plan. The substitution or adjustment will be determined by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

Eligibility.

   Officers and employees of the Company and its subsidiaries are eligible to be granted awards under the Amended Incentive Plan. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to be granted awards other than Incentive Stock Options under the Amended Incentive Plan.

Types of Awards

   Stock Options. A stock option is a contractual right to purchase a number of shares at a price determined at the date the option is granted. Stock Options granted under the Amended Incentive Plan may be designated Non-Qualified Stock Options (that is, options that do not qualify as incentive stock options under the Code) or Incentive Stock Options. See "Federal Income Tax Consequences" below. Each Stock Option granted under the Amended Incentive Plan will be evidenced by, and subject to the terms of, a Stock Option Certificate that specifies the number of shares of Common Stock subject to the Stock Option, the option exercise price, the option term, whether the option is an Incentive Stock Option or a Non-Qualified Stock Option, and other terms and conditions applicable to the Stock Option.

   Price and Term. The option exercise price for Stock Options granted under the Amended Incentive Plan will be fixed by the Board at the time of grant, but may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The term of Stock Options granted under the Amended Incentive Plan will be fixed by the Board at the time of grant, but no Stock Option may be exercisable more than eight years after the date it is granted. With respect to any individual owning shares of Common Stock representing 10% or more of the total combined voting power of all classes of stock of the

Company (a "10 Percent Holder"), special exercise price and term limits apply to Incentive Stock Options, namely the option price must be at 110% of the fair market value of a share of Common Stock on the date the option is granted and the Incentive Stock Option may not be exercisable more than five years from the date of its grant.

   Exercisability and Method of Exercise. The Board has the authority, at the time a Stock Option is granted, to provide that Stock Option will become exercisable in installments, or only after a specified waiting period. When these provisions are satisfied, the Stock Option is "vested" and may be exercised in accordance with the terms of the Amended Incentive Plan. The Board may waive or amend any installment exercise or waiting period provisions after the Stock Option is granted, based on such factors as the Board, in its sole discretion, deems appropriate. Stock Options that are vested may be exercised in whole or in part at any time during the option term by delivering to the Company payment in full of the option exercise price, among other things. Unless otherwise determined by the Board at or after the time of grant, the option exercise price may be paid in the form of Common Stock owned by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances), based on the fair market value of the Common Stock on the date of exercise, or through a broker-assisted cashless exercise.

   Termination of Employment or Service. Unless otherwise provided by the Board at the time the Stock Option is granted, if an optionee ceases to be an employee or Director of the Company for any reason other than normal retirement, disability or death, any Stock Option held by the optionee that was vested as of the date of the termination of employment or service may be exercised by the optionee for a period of thirty days following the date of termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Any Stock Option that was not vested on the date of the termination of employment or service will terminate on that date.

   Unless otherwise provided by the Board at the time the Stock Option is granted, if an optionee ceases to be an employee or Director of the Company by reason of normal retirement or death, all of the Stock Options held by the optionee will become fully exercisable, and may be exercised by the optionee (or the legal representative of the optionee's estate) for a period of one year after the date of the optionee's death or retirement or until the expiration of the stated term of the Stock Option, whichever is shorter. In the case of an Incentive Stock Option, such option must generally be exercised within 3 months of retirement in order to be treated as an Incentive Stock Option.

   Unless otherwise provided by the Board at the time the Stock Option is granted, if an optionee ceases to be an employee or Director of the Company as a result of a disability, any Stock Option held by the optionee that was exercisable on the date of the termination of employment or service may be exercised by the optionee for a period of one year after the date of the termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.

   The Board may, in its sole discretion, accelerate the exercisability of any outstanding Stock Option or extend the post-termination exercise period for any Stock Option held by an optionee who ceases to be an employee or Director of the Company, provided that the post-termination exercise period may not extend beyond the expiration of the stated term of such Stock Option.

   Restricted Stock. An award of Restricted Stock gives the participant the right to receive shares of Common Stock at the end of a specified period (the "Restriction Period") if he or she continues to be an employee or Director of the Company throughout the Restriction Period. Restricted Stock will be forfeited to the Company if the participant ceases to be an employee or Director of the Company during the Restriction Period. A participant will have all of the rights of a holder of Common Stock with respect to shares subject to the award, including the right to vote such shares and to receive dividends thereon, except that the participant will not be permitted to sell, transfer, pledge or assign the shares as long as they are held in custody by the Company.

   Subject to the terms of the Amended Incentive Plan, the Board will determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Common Stock subject to each award, the time or times within which such awards may be subject to forfeiture, the vesting schedule and any rights to accelerate the vesting schedule, and any other terms and conditions of the awards. The Board may provide for the lapse of restrictions in installments and may waive such restrictions, in whole or in part, at any time after the date of the award, based on such factors as the Board, in its sole discretion, deems appropriate.

   Termination of Employment or Services. Subject to the provisions of the Amended Incentive Plan and the Restricted Stock Award Certificate, if a participant ceases to be an employee or Director of the Company for any reason other than normal retirement, disability or death, all Restricted Stock will be forfeited to the Company.

   Subject to the provisions of the Amended Incentive Plan and the Restricted Stock Award Certificate, if a participant ceases to be an employee or Director of the Company during the Restriction Period due to normal retirement, disability or death, restrictions will lapse with respect to a percentage of the Restricted Stock award that is equal to the percentage of the Restriction Period that has elapsed as of the date of the participant's termination of employment or service, and stock certificates representing such shares will be released from custody and delivered to the participant (or the participant's estate).

   Performance Shares. A Performance Share gives the participant the right to receive shares of Common Stock at the end of a specified performance period (the "Performance Period") upon the attainment of specified performance goals. Such goals must be established by the Board in writing not later than 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the goal is established. The performance goals may be based on the Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, sales, costs, or such other objective performance goals as may be established by the Board from time to time. A participant will not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, unless and until a stock certificate representing the shares subject to the Performance Share award is issued to the participant.

   Subject to the terms of the Amended Incentive Plan, the Board will determine the persons to whom, and the time or times at which, Performance Shares will be awarded, the number of Performance Shares to be included in each award, the duration of the Performance Period, the conditions under which the Performance Shares will vest, and the other terms and conditions of the awards.

   Vesting and Payment. After the expiration of a Performance Period, the Board, in its sole discretion, will determine the extent to which the applicable performance goals and all other material terms of the award have been achieved, and the number of the Performance Shares of each participant that have vested. The participant will receive the number of shares specified in the Performance Share Certificate as soon as practicable thereafter.

   Termination of Employment or Service. Unless otherwise provided by the Board at the time of grant, if a participant ceases to be an employee or Director of the Company during the Performance Period for any reason (including death, disability or retirement), all Performance Shares will be forfeited to the Company.

   Performance Units. A Performance Unit gives the participant the right to receive a fixed dollar amount, payable in cash, shares of Common Stock, or a combination, at the end of a specified period of time (the "Performance Cycle") upon the attainment of specified performance goals. Such goals must be established by the Board in writing not later than 90 days after the commencement of the Performance Cycle, provided that the outcome is substantially uncertain at the time the goal is established. The performance goals may be based on the Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, sales, costs, or such other objective performance goals as may be established by the Board from time to time.

   Subject to the terms of the Amended Incentive Plan, the Board will determine the persons to whom, and the time or times at which, Performance Units will be awarded, the number of Performance Units to be included in each award, the duration of the Performance Cycle, the conditions under which the Performance Units will vest, the ability of participants to defer the receipt of payment of Performance Units, and the other terms and conditions of the awards.

   Vesting and Payment. After the expiration of a Performance Cycle, the Board, in its sole discretion, will determine the extent to which the applicable performance goals and all other material terms of the award have been achieved, and the percentage of the Performance Units of each participant that have vested. The participant will receive payment of the amount specified in the Performance Unit Certificate as soon as practicable thereafter. Payment may be made in cash, shares of Common Stock or a combination of both, as determined by the Board, in its sole discretion.

   Termination of Employment or Services. Unless otherwise provided by the Board at the time of grant, if a participant ceases to be an employee or Director of the Company during the Performance Cycle for any reason (including death, disability or retirement), the Performance Units will be forfeited to the Company.

Individual Limits.

   During any calendar year, the following individual limits apply to grants made under the Amended Incentive Plan: the maximum number of shares of Common Stock that may be subject to Stock Options is 750,000 shares, the maximum number of shares of Common Stock that may be subject to Performance Share awards is 100,000 shares and the maximum dollar amount of Performance Unit awards is $4,000,000.

Change of Control.

   In the event of a Change of Control (as defined below), all outstanding Stock Options will immediately become fully exercisable, restrictions will lapse with respect to a percentage of each outstanding Restricted Stock award equal to the percentage of the Restriction Period that has elapsed as of the date of the Change of Control and all Performance Share awards and all Performance Unit awards will immediately become fully vested. For purposes of the Amended Incentive Plan, a "Change of Control" is defined to mean the occurrence of any one of the following: (i) any person or group of persons acting in concert acquires ownership of or the right to vote or to direct the voting of shares of capital stock of the Company representing 30% or more of the total voting power of the Company, or (ii) the Company merges or consolidates with another corporation and less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation, or (iii) the Company sells more than 50% of its assets to another corporation or other entity or person, or (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were the Directors of the Company before the transaction cease to constitute a majority of Directors of the Company.

Federal Income Tax Consequences.

   The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. Also not discussed are tax consequences that may exist for optionees who work or reside outside the United States, with respect to the laws of such foreign nations of work or residence. The Amended Incentive Plan contains authority for the Board of Directors to grant options with special terms and condition, as may be considered desirable by the Board to improve the tax efficacy of the stock option under the tax laws of such country.

   Non-Qualified Stock Options. Under present Treasury regulations, an optionee who is granted a Non-Qualified Stock Option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

   Incentive Stock Options. An optionee is not taxed at the time an Incentive Stock Option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

   If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

   If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the Company's tax deduction is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, the Company is not required to withhold any Federal income tax in the event of a disqualifying disposition.

   Different consequences will apply for an optionee subject to the alternative minimum tax.

   Restricted Stock. Receipt of a Restricted Stock award will not be a taxable event to the participant for federal income tax purposes. Rather, the participant will be deemed to receive compensation taxable as ordinary income, and the Company will be entitled to an equivalent deduction (subject to any applicable Code limitation), on the date the forfeiture provisions lapse or are waived. The participant's income and the Company's deduction is equal to the fair market value of the shares of Common Stock subject to the award on the date of lapse or waiver of the restrictions.

   Performance Shares. A participant will not be taxed upon the grant of Performance Shares. Upon receipt of the underlying shares of Common Stock, the participant will be taxed at ordinary income tax rates on the fair market value of the shares of Common Stock received, and the Company will be entitled to a corresponding tax deduction. The participant's basis in any shares of Common Stock acquired pursuant to a Performance Share award will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

   Performance Units. A participant will not be taxed upon the grant of Performance Units. Upon receipt of the underlying cash, the participant will be taxed at ordinary income tax rates on the amount of cash received, and the Company will be entitled to a corresponding tax deduction. If the participant receives shares of Common Stock in lieu of cash, he or she will be taxed at ordinary income tax rates on the fair market value of the shares received.

Withholding of Taxes.

   The Company has the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Amended Incentive Plan by an amount that would have a fair market value equal to the amount of all federal, state and local taxes to be withheld, or to deduct the amount of these taxes from any cash payment to be made to a participant pursuant to the Amended Incentive Plan or otherwise. In connection with this withholding, the Board may make such arrangements, consistent with the Amended Incentive Plan, as it deems appropriate.

Termination or Amendment.

   The Board may at any time amend, discontinue or terminate the Amended Incentive Plan in whole or in part, provided that unless otherwise required by law, the rights of a participant with respect to awards granted prior to the amendment, discontinuance or termination may not be impaired without the participant's consent. The Company will seek the approval of its shareholders for an amendment if such approval is necessary to comply with the Code, Federal or state securities law or any other applicable rules or regulations. Unless sooner terminated, the Amended Incentive Plan will expire on April 29, 2008 and no awards may be granted after this date.

   The Board may amend the terms of any award previously granted under the Amended Incentive Plan, prospectively or retroactively, but no amendment or other action by the Board may impair the rights of any holder without the holder's consent.

Plan Benefits.

   The amount of future benefits from grants under the Amended Incentive Plan are not determinable because such grants are made at the discretion of the Board. To review grants made during the last fiscal year under the Incentive Plan prior to its amendment, see the tables captioned "Option Grants in Last Fiscal Year" and "Long-Term Incentive Plan--Awards in Last Fiscal Year."

   The favorable vote of a majority of the shares of Common Stock cast on Proposal No. 2 by the shareholders entitled to vote thereon at the Meeting is required for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2.

                             ADDITIONAL INFORMATION

Board of Directors

   During fiscal year 2000, non-employee Board members received an annual retainer of $10,000 if they did not serve as the chairperson of any Committee or $11,000 if they served as a chairperson, and $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of the Committees thereof that they attended, except that they received only $500 if a meeting was attended by teleconference. Each Director receives a grant of options to purchase 2,000 shares of the Company's Common Stock upon his or her initial election as a Director and an annual grant of options to purchase 2,000 shares of the Company's Common Stock thereafter. These options have an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition to the regular compensation described herein, each Director was granted a one-time bonus consisting of options to purchase 3,000 shares of the Company's Common Stock as compensation for the additional services provided by the Board of Directors in connection with the four acquisitions and the follow-on offering of stock completed by the Company during fiscal year 2000.

   The Board of Directors held 10 meetings during fiscal year 2000. Each of the incumbent Directors attended over 75% of the meetings of the Board of Directors and Committees on which they served. The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Strategic Planning Committee, the Nominating Committee and the Services Committee. The members of all of these committees are appointed by the Board.

Executive Committee

   The Executive Committee is currently comprised of Richard E. Perry (Chairman), Donald M. Cook, Jr., I.N. Rendall Harper, Jr., John J. Omlor and David A. Woodle. At the end of his current term in October 2000, Richard E. Perry will retire from the Board of Directors and the Executive Committee will appoint a new Chairman. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of all affairs of the Company in such manner as the Committee deems to be in the best interests of the Company. The Executive Committee held four meetings during the last fiscal year.

Audit Committee

   The Audit Committee is currently comprised of Dr. Frank Rusinko, Jr. (Chairman), Michael J. Farrell and Dr. James J. Tietjen. The Audit Committee is responsible for determining the adequacy of corporate accounting, financial and operating controls and meets with the Company's internal and independent auditors to review the services rendered by them to the Company. The Audit Committee held three meetings during the last fiscal year.

Compensation Committee

   The Compensation Committee is currently comprised of Dr. James J. Tietjen (Chairman), Donald M. Cook, Jr. and Dr. Frank Rusinko, Jr. During fiscal year 2000, Anne P. Jones was a member of the Compensation Committee until her resignation from the Board of Directors on February 12, 2000. The Compensation Committee is responsible for managing the Company's stock option plans, the Profit Incentive Plan (the "Profit Plan"), and approving the compensation of officers of the Company. No member of the Compensation Committee is an employee of the Company, or an executive officer of a company on whose board an executive officer of the Company serves as a director. The Compensation Committee held ten meetings during the last fiscal year.

Strategic Planning Committee

   The Strategic Planning Committee, currently comprised of Richard E. Perry (Chairman), Donald M. Cook, Jr., Michael J. Farrell, I.N. Rendall Harper, Jr., John J. Omlor, Dr. Frank Rusinko, Jr., Dr. James J. Tietjen and David A. Woodle, permits the Company's management to discuss strategic planning with experienced Directors. At the end of his current term in October 2000, Richard
E. Perry will retire from the Board of Directors and the Strategic Planning Committee will appoint a new Chairman. During fiscal year 2000, Anne P. Jones was a member of the Strategic Planning Committee until her resignation from the Board of Directors on February 12, 2000. The Strategic Planning Committee held six meetings during the last fiscal year.

Nominating Committee

   The Nominating Committee, currently comprised of Richard E. Perry (Chairman), Michael J. Farrell and Dr. Frank Rusinko, Jr., was created for the purpose of recommending nominees for election to the Board of Directors and as Executive Officers. At the end of his current term in October 2000, Richard E. Perry will retire from the Board of Directors and the Nominating Committee will appoint a new Chairman. During fiscal year 2000, Anne P. Jones was a member of the Nominating Committee until her resignation from the Board of Directors on February 12, 2000. The Nominating Committee will consider nominees for Directors recommended by shareholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service with the Company. The Nominating Committee held two meetings during the last fiscal year.

Services Committee

   The Services Committee is currently comprised of Donald M. Cook, Jr. (Chairman), I.N. Rendall Harper, Jr. and John J. Omlor. The Services Committee was created during fiscal year 2000 to guide the strategic development and expansion of the Broadband Management Services segment. The Services Committee held two meetings during the last fiscal year.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

   The following table shows, as of August 26, 2000, as to each Director and nominee for Director of the Company, as to the Chief Executive Officer and each of the executive officers of the Company listed in the Summary Compensation Table included elsewhere in this Proxy Statement, and as to all of the Company's Directors, Director nominees and executive officers as a group (including the Chief Executive Officer), the amount and nature of beneficial ownership of the Company's Common Stock owned by such individuals. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not be actually outstanding. Unless otherwise noted, all shares are owned directly with sole voting and sole investment power.

                                                       Amount and
                                                       Nature of      Percent of
Name of Beneficial Owner                               Beneficial       Class
------------------------                               ----------     ----------
Donald M. Cook, Jr....................................    14,500(1)       *
David J. Eng..........................................   113,406(2)       *
Michael J. Farrell....................................     5,000          *
Lawrence R. Fisher....................................    47,018(3)       *
I.N. Rendall Harper, Jr...............................    20,500(4)       *
Donald F. Miller......................................   100,701(5)       *
Gerhard B. Nederlof...................................   148,878(6)       *
John J. Omlor.........................................    32,500(7)       *
Dr. Frank Rusinko, Jr.................................    20,500(8)       *
Dr. James J. Tietjen..................................    24,500(9)       *
Christine Jack Toretti................................       --           *
David A. Woodle.......................................   167,500(10)      *
All Directors, Director nominees and
 executive officers as a group (16 persons) .......... 1,431,979(11)     4.08%

--------
  * Represents less than 1% of the Company's Common Stock
 (1) Includes options exercisable at August 26, 2000 to purchase 5,500 shares of Common Stock.
 (2) Includes options exercisable at August 26, 2000 to purchase 102,100 shares of Common Stock and 4,261 shares of Common Stock held for Mr. Eng's account in the Company's Retirement Savings and Profit Sharing Plans.
 (3) Includes options exercisable at August 26, 2000 to purchase 41,560 shares of Common Stock and 1,110 shares of Common Stock held in Mr. Fisher's account in the Company's Retirement Savings and Profit Sharing Plans.
 (4) Includes options exercisable at August 26, 2000 to purchase 2,000 shares of Common Stock.
 (5) Includes options exercisable at August 26, 2000 to purchase 92,000 shares of Common Stock and 630 shares of Common Stock held for Mr. Miller's account in the Company's Retirement Savings and Profit Sharing Plans.
 (6) Includes options exercisable at August 26, 2000 to purchase 121,238 shares of Common Stock.
 (7) Includes options exercisable at August 26, 2000 to purchase 7,500 shares of Common Stock and 20,000 shares held under a deferred benefit plan of J.J. Omlor Associates Ltd.
 (8) Includes options exercisable at August 26, 2000 to purchase 9,500 shares of Common Stock.
 (9) Includes options exercisable at August 26, 2000 to purchase 8,500 shares of Common Stock.
(10) Includes options exercisable at August 26, 2000 to purchase 155,000 shares of Common Stock and 8,535 Shares of Common Stock held for Mr. Woodle's account in the Company's Retirement Savings and Profit Sharing Plans.
(11) Includes options exercisable at August 26, 2000 or within 60 days thereof to purchase 1,040,998 shares of Common Stock and 51,451 shares of Common Stock held for accounts in the Company's Retirement Savings and Profit Sharing Plans.

                               PRINCIPAL HOLDERS

   The following table sets forth, as of August 21, 2000 (unless otherwise noted), the beneficial ownership of the Company's Common Stock of each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock. The Company has relied on information received from each of the shareholders as to beneficial ownership, including information contained on Schedules 13G and 13D, except with respect to Pilgrim Baxter Associates, Ltd. ("Pilgrim Baxter") and Fenimore Asset Management, Inc. ("Fenimore"). According to an amended Schedule 13G, dated January 7, 2000, received by the Company from Pilgrim Baxter, Pilgrim Baxter beneficially owned 963,800 shares of the Company's Common Stock and 6.48% of the Company's then outstanding shares of Common Stock. According to an amended
Schedule 13G, dated February 7, 2000, received by the Company from Fenimore, Fenimore beneficially owned 914,584 shares of the Company's Common Stock and 14.68% of the Company's then outstanding shares of Common Stock. However, the Company has reason to believe, based on a Nasdaq-AMEX online report dated as of August 21, 2000, that Pilgrim Baxter owns 169,900 shares of the Company's Common Stock and Fenimore no longer owns shares of the Company's Common Stock.

                                                        Amount and
                                                        Nature of     Percent of
Name of Beneficial Owner                                Beneficial      Class
------------------------                                ----------    ----------
AMVESCAP PLC........................................... 3,233,650(1)    10.09%
 11 Devonshire Square
 London EC2M 4YR
 England

Salomon Smith Barney Holdings Inc...................... 2,424,420(2)      7.7%
 338 Greenwich Street
 New York, NY 10013

--------
(1) Based upon an amended Schedule 13G, dated May 9, 2000 filed by AMVESCAP PLC; AVZ, Inc.; AIM Management Group Inc.; AMVESCAP Group Services, Inc.; INVESCO, Inc.; INVESCO North American Holdings, Inc.; INVESCO Capital Management, Inc., a registered investment adviser; INVESCO Funds Group, Inc., a registered investment adviser; INVESCO Management & Research, Inc., a registered investment adviser; INVESCO Realty Advisers, Inc.; and INVESCO
    (NY) Asset Management, Inc. The reporting persons all disclaim beneficial ownership of such shares.
(2) Based upon an amended Schedule 13G, dated January 28, 2000, filed by Salomon, Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup, Inc. ("Citigroup"). Citigroup is the sole stockholder of SSB Holdings. Citigroup and SSB Holdings both disclaim beneficial ownership of such shares. The percentage set forth in this table does not reflect the issuance of 1,603,577 shares of the Company's Common Stock in connection with the completion of a merger on February 18, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of Board of Directors' Compensation Committee on Executive Compensation

   The Compensation Committee (the "Committee") is comprised of Dr. Tietjen (Chairman), Mr. Cook and Dr. Rusinko, none of whom is or has been an officer or employee of the Company

   The Committee is responsible for reviewing compensation for senior executives, overseeing the Profit Plan, and administering the Company's stock option plans, which include the current Incentive Plan and the predecessor 1988 Stock Option Plan and 1989 Non-Employee Directors' Stock Option Plan.

   The executive compensation programs of the Company are designed to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic objectives of the Company; and (3) align the interests of senior management with the long-term interests of the Company's shareholders. At present, the basic components of the executive compensation program are base salaries, the Profit Plan and long-term incentive compensation. The Company also provides broad-based employee benefit plans and certain other executive benefit plans. During fiscal year 2000, the Committee continued to review the Company's compensation programs and practices.

   Base Salary: Base salaries for executives, including the Chief Executive Officer, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. Market data is gathered from salary surveys of comparable companies operating in the same and similar industries. Executive salary levels are set to approximate average levels and the executives are given the opportunity to exceed this through participation in the Profit Plan. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

   Profit Plan: Under the Profit Plan in effect for fiscal year 2000, all full-time, active employees were eligible to participate except for employees of certain subsidiaries and employees participating in a sales and marketing incentive plan. The Profit Plan provides variable compensation based on the achievement of profit goals endorsed by the Board of Directors at the beginning of the fiscal year. This Profit Plan reflects the Committee's belief that a meaningful component of executive compensation should be contingent upon the profit performance of the Company.

   Long-Term Incentive Compensation: The Committee believes that the Company's Incentive Plan is an essential tool to align the long-term interests of shareholders and employees, especially executive management. All active, full-time employees of the Company are eligible to receive stock options, which are generally granted when an employee joins the Company and on an annual basis thereafter. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual's performance. Stock options generally vest over a four-year period and are granted at an exercise price equal to the fair market value of the Company's common stock at the time of grant. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of the Company's common stock has increased over a number of years. In addition to stock options, the Incentive Plan provides for Restricted Stock awards, Performance Shares (which are awards to receive shares of common stock if certain performance goals are met) and Performance Units (which are awards to receive a fixed dollar amount, payable in cash, common stock or a combination of such if certain performance goals are met). Consistent with these purposes, options were granted under the Incentive Plan to certain of the Company's executive officers during fiscal year 2000.

   The Company has a Supplemental Retirement Plan for certain executives. Executives who have been eligible to participate in this plan for ten years and remain employees until age 65, will receive a supplemental retirement benefit of $18,000 a year payable for 15 years. Executives who have been eligible to participate in this plan for five years and are age 60 or older or who have been a participant for ten years and are age 55 or older, may elect to retire and receive a reduced supplemental retirement benefit.

   The Company maintains certain broad-based employee benefit plans in which executives participate. These plans include Retirement Savings and Profit Sharing Plans, life and health insurance plans, and a Company stock purchase plan. These plans are not directly tied to the Company's performance.

   The compensation of the Chief Executive Officer in fiscal year 2000 was determined in a manner substantially consistent with that of other executive officers, taking into account the Committee's evaluation of the Company's need to attract, motivate and retain a highly qualified Chief Executive Officer. Specific terms and provisions of the compensation package were determined as a result of negotiations between the Committee and the Chief Executive Officer.

                             Compensation Committee

                         Dr. James J. Tietjen, Chairman
                               Donald M. Cook, Jr
                             Dr. Frank Rusinko, Jr.

                           SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the compensation received by certain executive officers of the Company.

                                                                        Long-Term
                                       Annual Compensation         Compensation Awards
                                 -------------------------------  ----------------------
                                                    Other Annual              Securities  All Other
Name and Principal        Fiscal                    Compensation  Restricted  Underlying Compensation
Position                   Year  Salary($) Bonus($)     ($)        Stock($)   Options(#)    ($)(1)
------------------        ------ --------- -------- ------------  ----------  ---------- ------------
David A. Woodle(2)......   2000   248,072  224,953      9,600(3)       --      222,000      24,210
 President and Chief       1999   184,628   95,882      8,800          --      280,000      11,313
 Executive Officer         1998       --       --         --           --          --          --


Gerhard B. Nederlof(4)..   2000   150,757  198,047        --           --        5,000      12,187
 Senior Vice President,    1999   144,651   38,028        --        10,875(5)   28,000       9,215
 EuroPacific Business      1998   135,114   31,148    119,034          --       40,000       6,905


David J. Eng(6).........   2000   147,705  198,047        --           --       15,000      12,004
 Senior Vice President,    1999   131,621   38,028      5,385       10,875(5)   50,000       8,756
 the Americas Business     1998   116,904   26,905        250          --       40,000       7,029


Lawrence R. Fisher(7)...   2000   119,323  198,047        --           --        5,000      10,031
 Vice President, Science   1999   106,773   38,028        --           --       14,000       6,942
 and Technology            1998    93,707   21,602      1,273          --       22,000       5,682


Donald F. Miller........   2000   115,750  136,516        --           --        5,000       9,127
 Vice President,           1999   109,800   38,028      5,212          --       20,000       7,436
 Operations                1998   102,118   23,541      1,113          --       34,000       6,194
 & Manufacturing

--------
(1) Consists of the Company's matching contributions to the Company's employees' retirement savings plans for the account of the persons indicated.
(2) The Company's Board of Directors elected Mr. Woodle as the Company's President and Chief Executive Officer on June 16, 1998, effective July 20, 1998. Mr. Woodle is the Chairman elect.
(3) Represents payment for car allowance.
(4) Mr. Nederlof was appointed Senior Vice President--Marketing in September 1998, Sr. Vice President--Broadband Management Services in July 1999 and was appointed to his present position effective February 18, 2000.
(5) Represents a grant of 2,000 shares of restricted stock valued at the market price of $5.438 per share for unrestricted stock on the date of grant. The restricted stock vests on June 30, 2001. These are the only shares of restricted stock held by the named executive officer as of the end of the last fiscal year.
(6) Mr. Eng was appointed Senior Vice President--Worldwide Sales in March 1997 and was appointed to his present position effective February 18, 2000.
(7) Mr. Fisher was appointed Vice President--Science and Technology in July 1999. Prior to that, he served as Vice President--Engineering.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning the grant of stock options during fiscal year 2000 to the executive officers named in the summary compensation table. All such grants were made under the Incentive Plan.

                                     Individual Grants
                         -----------------------------------------
                                                                   Potential Realizable
                         Number of  % of Total                       Value at Assumed
                         Securities  Options                       Annual Rates of Stock
                         Underlying Granted to Exercise             Price Appreciation
                          Options   Employees  or Base              for Option Term(2)
                         Granted(1) in Fiscal   Price   Expiration ---------------------
Name                        (#)        Year     ($/Sh)     Date      5%($)      10%($)
----                     ---------- ---------- -------- ----------   -----      ------
David A. Woodle.........   50,000       3.3%    $27.50   12/05/07  $  656,501 $1,572,435
                          172,000      11.5%     22.00   05/22/08   1,806,691  4,327,340


Donald F. Miller........    5,000       0.3%     22.00   05/22/08      52,520    125,795


Gerhard B. Nederlof.....    5,000       0.3%     22.00   05/22/08      52,520    125,795


David J. Eng............   15,000       1.0%     22.00   05/22/08     157,560    377,384


Lawrence R. Fisher......    5,000       0.3%     22.00    5/22/08      52,520    125,795

--------
(1) Represents options granted under the Company's Incentive Plan to acquire shares of Common Stock. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the business day previous to the date of grant. The options become exercisable in the increments of 25% per year over four years, beginning on the first anniversary of the date of grant.
(2) Potential realizable value is based on the assumed annual growth rates of the market price of the common stock of 5% and 10% required by the Securities and Exchange Commission. These assumed rates are not intended to forecast future appreciation of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information concerning the exercise of stock options during fiscal year 2000 by the executive officers named in the summary compensation table.

                                                                           Value of Unexercised
                                                 Number of Unexercised    In-the-Money(2) Options
                           Shares      Value     Options At FY/end(#)          FY/end ($)(3)
                         Acquired On  Realized ------------------------- -------------------------
Name                     Exercise (#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
----                     -----------  -------- ------------------------- -------------------------
David A. Woodle.........     --         --          130,000/372,000        $2,408,438/$3,527,188


Gerhard B. Nederlof.....     --         --            121,238/1,400        $ 2,279,545/$  22,838


David J. Eng............     --         --            95,350/59,650        $ 1,733,663/$ 892,619


Donald F. Miller........     --         --            53,200/38,800        $  948,875/$  649,363


Lawrence R. Fisher......     --         --            38,000/27,500        $  679,691/$  444,094

--------
(1) Represents the market value of option shares on the date the options were exercised, less the exercise price. The value realized was determined without consideration of taxes payable as a result of exercise.
(2) "In-the-Money" options are options with an exercise price less than the market price of the Company's Common Stock at June 30, 2000.
(3) Based on the market value of $27.00 per share on June 30, 2000.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

   The following table sets forth information concerning the number of Performance Units granted in fiscal year 2000 under the Company's Incentive Plan to the executive officers of the Company named in the Summary Compensation Table. Mr. Nederlof, Mr. Eng, Mr. Miller and Mr. Fisher did not receive any long term incentive awards in fiscal 2000 and, accordingly, are not included in the table.

                                             Performance
                                              or Other
                                               Period
                                                Until     Estimated future Payouts under
                          Number of Shares,  Maturation   Non-Stock Price-Based Plans(1)
                           Units or Other        or      ---------------------------------
Name                        Rights (#)(1)     Payout(1)  Threshold($) Target($) Maximum($)
----                     ------------------- ----------- ------------ --------- ----------
David A. Woodle......... 4 Performance Units   2/28/02       $ 0      $750,000  $3,000,000

--------
(1) Performance Units awarded under the Company's Incentive Plan will only be paid if the Company's market capitalization equals or exceeds $1.25 billion in December 2001. The named executive officer will not receive any Performance Units unless this target is met.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                           OF EMPLOYMENT ARRANGEMENTS

   In June 1998, the Company and Mr. Woodle entered into an employment agreement which was reviewed by the Compensation Committee and amended on June 22, 1999 (as so amended, the "Agreement"). Pursuant to the Agreement, Mr. Woodle has agreed to serve as President and Chief Executive Officer of the Company for a term of five years ending on July 30, 2003. The Agreement provides for an annual base salary of $200,000 (subject to annual review by the Compensation Committee), as well as certain fringe benefits. The Compensation Committee increased Mr. Woodle's annual base salary to $250,000 for fiscal year 2000 and to $300,000 beginning in July 2000 and for the remaining term of the Agreement. The Agreement further provides that Mr. Woodle is eligible to participate in the Company's profit incentive plan then in effect and that he will be entitled to participate in the Company's Supplemental Retirement Plan with an annual supplemental retirement benefit of $25,000 commencing on Mr. Woodle's retirement and continuing for a period of 15 years in accordance with and subject to the terms of such plan. Mr. Woodle also has a change of control agreement with the Company. This agreement provides that in the event that Mr. Woodle's employment with the Company is terminated involuntarily within 18 months of a change of control (defined as ownership of 30 percent or more of the Company's voting stock or a merger, sale of 50 percent or more of the assets of the Company or a change in a majority of Directors), Mr. Woodle would be entitled to receive two times his annual salary, two times the Company's annual 401(k) matching contribution made on his behalf and continuation of health and other insurance programs and other fringe benefits for a period of two years. Mr. Woodle would also receive an amount in cash equal to the sum of the prior two years' awards from the profit incentive plan then in effect. In addition, all outstanding options held by Mr. Woodle would become immediately exercisable and remain exercisable until the original expiration date of such options. If payments by the Company or deemed compensation received by Mr. Woodle pursuant to his change in control agreement result in him becoming subject to "excise tax" under Section 4999 of the Code, the Company is obligated to pay an additional amount required to "gross up" such amount paid by Mr. Woodle in excise taxes. Mr. Woodle will be entitled to the same benefits described above if, within 18 months following such a change of control, he resigns based on his good faith belief that his status or responsibilities with the Company have diminished subsequent to a change of control.

   Mr. Nederlof has an employment agreement with the Company which provides that Mr. Nederlof will serve as the Company's Senior Vice President-Marketing, Business Development and Services (Mr. Nederlof's title was subsequently changed to Senior Vice President, EuroPacific Business effective February 18,
2000) until December 31, 2001. The agreement provides that Mr. Nederlof's salary will be reviewed annually by the Company and Mr. Nederlof's salary was adjusted to $156,271 in July 2000. The agreement also provides Mr.

Nederlof with incentive compensation as a participant in the Company's profit incentive plan then in effect, an annual supplemental retirement benefit of $18,000 per year pursuant to the Company's Supplemental Retirement Plan and certain other fringe benefits. In addition, the agreement provides for payments associated with Mr. Nederlof's relocation to the Company's European office.

   The Company has change of control agreements with eight executives, in addition to the previously described agreement with Mr. Woodle, which become effective upon a change in control of the Company, as defined in the agreement. In the event of a change in control, all outstanding stock options become immediately exercisable without regard to whether the executive's employment is terminated by reason of such change in control. In the event an executive is terminated involuntarily within 18 months after a change in control, the executive shall be entitled to: (a) two times annual salary; (b) two times the Company's annual matching contribution to the Retirement Savings and Profit Sharing Plan and deferral contributions to the Supplemental Executive Retirement Plan; (c) the sum of the prior two years' awards from the profit incentive plan then in effect; (d) 24 months' coverage under the Company's various health insurance plans; and (e) benefits payable under the Supplemental Retirement Plan, even if the executive has not yet attained age 55. If the executive resigns within 18 months after a change in control, the executive shall be entitled to the same benefits as from an involuntary termination if:
(a) the executive determines there has been a significant change in his/her responsibilities or duties; or (b) the executive's base salary is reduced by more than ten percent; or (c) the executive is required to relocate more than 40 miles from his/her former place of work. If payments by the Company or deemed compensation the executive receives pursuant to the agreement result in the executive becoming subject to "excise tax" under Section 4999 of the Code, the Company shall pay such executive an additional amount required to "gross up" such amount paid by the executive in excise taxes. Additionally, the Company is responsible for the fees and expenses of counsel (up to a maximum of $500,000) and any additional amount required to "gross up" the amount paid to cover federal and state income taxes payable by such executive relating to such payments that the executive incurs in the enforcement of his or her rights under the agreement by litigation or other legal action.

                               PERFORMANCE GRAPH

   The following graph compares the five-year cumulative total return of the Company's Common Stock with the cumulative total return of the Peer Group (as defined below), and the Nasdaq Market Index (as defined below) based on an assumed investment of $100 on June 30, 1995, in each case assuming reinvestment of all dividends.

   The Peer Group has been selected by the Company and consists of ADC Telecommunications, Inc.; Antec Corp.; Harmonic, Inc. and Scientific-Atlanta Corp. The Peer Group represents companies with which the Company competes in providing products and services to its customer base. For fiscal year 1999, the Peer Group also included General Instrument Corp. Due to the acquisition of General Instrument Corp. by Motorola, Inc. in January 2000, General Instrument Corp. is no longer included in the Peer Group.

                                                            [GRAPH APPEARS HERE]

                                                  Fiscal Year Ended
                                      -----------------------------------------
  Company/Index                        1995   1996   1997   1998   1999   2000
  -------------                       ------ ------ ------ ------ ------ ------
C-COR.net Corp....................... 100.00  65.45  38.64  65.00  91.82 196.36
Peer Group........................... 100.00 101.60 145.12 152.16 201.52 753.02
Nasdaq Market Index.................. 100.00 125.88 151.64 201.01 281.68 423.84

                              CERTAIN TRANSACTIONS

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2000, its officers, Directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements except that (i) Mr. William Hanelly and Mr. Frank Rusinko were each late filing a form with respect to stock they purchased on the open market, (ii) Mr. Terry Wright and Mr. David Ames were each late filing forms with respect to their securities ownership when they became officers of the Company on July 9, 1999 and (iii) Mr. Ames and Mr. Chris Miller were each late filing a form with respect to stock they sold.

                              INDEPENDENT AUDITORS

   KPMG LLP, independent certified public accountants, audited the consolidated financial statements of the Company for fiscal year 2000. Representatives of KPMG LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Board of Directors has selected KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for fiscal year 2001.

                      DEADLINE FOR SHAREHOLDERS' PROPOSALS

   The Company must receive any proposal which a shareholder wishes to submit to the 2001 Annual Meeting of Shareholders by May 24, 2001, for inclusion in the proxy material for that meeting. Shareholder proposals to be presented at the 2001 Annual Meeting of Shareholders, but not included in the proxy material relating to that meeting, must be received no later than August 7, 2001. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2001 Annual Meeting of Shareholders any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's By-laws at that time in effect.

                                 OTHER MATTERS

   Management does not know of any matters to be brought before the Meeting other than those referred to herein. If any other matters properly come before the Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

   It is important that proxies be returned promptly. Each shareholder who does not expect to attend the Meeting in person is urged to sign and date the enclosed form of proxy and return it by mail or to use the Company's Internet or telephone voting procedures. No postage is necessary if the enclosed proxy is mailed in the United States.

                                          By order of the Board of Directors,

                                                  /s/ William T. Hanelly
                                                    WILLIAM T. HANELLY
                                             Vice President-Finance, Secretary
                                                       and Treasurer

September 13, 2000

                                  [PROXY CARD]


C-COR.net Corp.        Proxy Solicited on Behalf of the
State College, PA      Board of Directors of the
                       Company for Annual Meeting of
                       Shareholders to be held October 17, 2000


PROXY

              The undersigned hereby appoints Dr. Frank Rusinko, Jr. and I. N. Rendall Harper, Jr., and each of them, attorneys and proxies, with power of substitution in each of them to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of C-COR.net Corp. to be held on Tuesday, October 17, 2000, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

              It is agreed that unless otherwise marked on the reverse hereof said attorneys and proxies are appointed WITH authority to vote for the election of Directors and for the other proposals set forth on the reverse hereof and to vote in their discretion on such other business as may properly come before the meeting.


(IF YOU ARE VOTING BY MAIL, PLEASE FILL IN, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE)

                        ANNUAL MEETING OF SHAREHOLDERS

                               OF C-COR.NET CORP

                               OCTOBER 17, 2000

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call TOLL FREE 1-800-PROXIES and follow the instructions. Have your control number and control number available when you call.


VOTE BY INTERNET
----------------
Please access the web page at "www.voteproxy.com" and follow the on-screen
                               -----------------
instructions. Have your control number when you access the web page.


YOUR CONTROL NUMBER IS_______________

1. ELECTION OF DIRECTORS
------------------------


FOR all nominees listed at right
(except as marked
to the contrary below)


WITHHOLD AUTHORITY to                          Nominees:
vote for all nominees                          For a term expiring in 2003:
listed at right                                   Christine Jack Toretti
                                                  Donald M. Cook, Jr.
                                                  Michael J. Farrell

To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

-------------------------------------------------

2. Approve the amended and restated C-COR.net Incentive Plan

           FOR [_]             AGAINST [_]           ABSTAIN  [_]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature___________________  Signature_____________________ Dated______, 2000
                     (SEAL)                           (SEAL)

NOTE: Signature should be the same as the name printed above: executors, administrators, trustees, guardians, attorneys and officers of Companys should add their title when signing.

                                       3